Exhibit 10.42
DATED                                2007
BORDERS INTERNATIONAL SERVICES, INC.
and
BORDERS (UK) LIMIITED
and
BORDERS BOOKS IRELAND LIMITED

AGREEMENT
for the provision of transitional services
in connection with the sale of the entire
issued share capital of Borders (UK) Limited
and Borders Books Ireland Limited

Baker & McKenzie LLP
London
Ref: GF/RAK/FHT

1

2

DATE:
PARTIES:
(1)	BORDERS INTERNATIONAL SERVICES, INC., a corporation incorporated in the State of Michigan, USA and having its principal place of business at 100 Phoenix Drive, Ann Arbor, MI 48108 USA (the “Provider”); and
(2)	BORDERS (UK) LIMITED, a company incorporated under the laws of England and Wales with registered number 01580771, and having its registered office at 120 Charing Cross Road, London, WC2H 0JR;
(3)	BORDERS BOOKS IRELAND LIMITED, a company incorporated in the Republic of Ireland with registered number 404624, and having its registered office at 70 Sir John Rogerson’s Quay, Dublin 2, together parties (2) and (3) each being (the “Recipient”).
RECITALS
(A)	The Seller has agreed to sell (and to procure the sale of the Irish Shares) and the Purchaser has agreed to purchase the Shares and the Irish Shares on the terms set out in the Sale and Purchase Agreement.
(B)	In connection with the Sale and Purchase of the Shares and the Irish Shares, the Recipient desires the provision of certain Transitional Services and the Provider is prepared to provide certain Transitional Services to the Recipient for a limited period on the terms set out in this Agreement.
IT IS AGREED as follows:
1.	INTERPRETATION
1.1	Defined terms
In this Agreement, the following words and expressions shall have the following meanings:

“Agreement”	this agreement and the recitals and schedules to it;

“Brand Licence Agreement”	the agreement entered into by Borders Properties, Inc., and the Recipient effecting the grant of a licence to the Recipient to use certain intellectual property rights of Borders Properties, Inc.;

“Breach of Duty”	the breach of any (i) obligation arising from the express or implied terms of a contract to take reasonable care or exercise reasonable skill in the performance of the contract; or (ii) common law duty to take reasonable care or exercise reasonable skill (but not any stricter duty);

“Business”	has the same meaning as in the Sale and Purchase Agreement;

“Business Day”	a day (excluding Saturday) on which the banks are generally open for business in the City of London and New York for the transaction of normal banking business;

“Commencement Date”	has the same meaning as Completion Date in the Sale and

Purchase Agreement;

“Completion”	has the same meaning as in the Sale and Purchase Agreement;

“Customer Data”	means the information contained on the customer database containing details of the customers of the Recipient currently hosted by Cheetahmail;

“Deferred Consideration”	means the amount of additional consideration payable (if any) for the Shares and the Irish Shares pursuant to schedule 10 of the Share Purchase Agreement;

“Intra Group Guarantees”	means:

(a) the guarantee provided by Borders Group, Inc in relation to the lease between (1) Dempsey Assets Limited and (2) Borders (UK) Limited relating to the property at 98 Buchanan Street, Royal Exchange Square, Glasgow, Scotland, G1 3HA;

(b) the guarantee provided by Borders Group, Inc in relation to the lease between (1) Standard Life Investment Fund Limited and (2) Borders (UK) Limited relating to the property at 94-96 Briggate, Leeds, West Yorkshire, LS1 6NP;

(c) the guarantee provided by Borders Group, Inc in relation to the lease between (1) Superdrug PLC and (2) Borders (UK) Limited relating to the property at 203-207 Oxford Street, London, W1D 2LE;

(d) the guarantee required to be provided by Borders Group, Inc in respect of the completion of the agreement for lease dated 24 March 2006 between (1) Cosgrave Property Developments Limited, (2) Joseph Cosgrave, Peter Cosgrave and Michael Cosgrave and (3) Borders Books Ireland Limited relating to the property at Unit 3B & 4, West End Retail Park, Blanchardstown, Dublin 15, Republic of Ireland;

“Irish Company”	Borders Books Ireland Limited, a private company limited by shares and incorporated in the Republic of Ireland;

“Irish Shares”	the issued share capital of the Irish Company;

“Liability”	liability in or for breach of contract, Breach of Duty, misrepresentation, restitution or any other cause of action whatsoever relating to or arising under or in connection with this Agreement, including without limitation liability expressly provided for under this Agreement or arising by reason of the invalidity or unenforceability of any term of this Agreement (and for the purposes of this definition, all references to “this Agreement” shall be deemed to include any collateral contract);

“Purchaser”	means Pimco 2672 Limited, a company incorporated under the laws of England and Wales with registered number 6301376 and having its registered office at 32 Bedford Row, London WC1R 4HE;

“Sale and Purchase Agreement”	the agreement entered into between the Seller and the Purchaser effecting the sale of the Shares and the Irish Shares;

“Seller”	BGI (UK) Limited a company incorporated under the laws of England and Wales with registered number 3434022 and having its registered office at 100 New Bridge Street, London EC4V 6JA;

“Service Managers”	the respective parties’ representatives responsible for managing a particular Transitional Service and identified as such by the relevant party;

“Shares”	the issued share capital of the Recipient;

“Tax Deed”	means the deed relating to Tax in the agreed form between BGI (UK) Limited and the Purchaser of even date;

“Term Sheet”	a particular section of schedule 1 (Term Sheets), identified as such, which describes particular term(s) relating to a particular Transitional Service(s);

“Termination Date”	the date specified as the end date for a particular Transitional Service in the relevant Term Sheet in schedule 1 (Term Sheets) or, where no date is so specified, the date specified in clause 12.1 below;

“Transitional Period”	the period of time during which a Transitional Service is provided as set out in the relevant Term Sheet or, where no period of time is specified, the term of this Agreement; and

“Transitional Service(s)”	each of those services described in schedule 1 (Term Sheets).
1.2	Recitals, schedules, etc.
References to this Agreement include the recitals and schedules which form part of this Agreement for all purposes. References in this Agreement to the parties, the recitals, schedules and clauses are references respectively to the parties and their legal personal representatives, successors and permitted assigns, the recitals and schedules to and clauses of this Agreement.
1.3	Meaning of references

Save where specifically required or indicated otherwise:
(a)	words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof;

(b)	references to a person shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality. References to a company shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established;

(c)	references to the word “include” or “including” (or any similar term) are not to be construed as implying any limitation and general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(d)	references to any English statutory provision or legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept, state of affairs or thing shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English statutory provision or legal term or other legal concept, state of affairs or thing;

(e)	any reference to “writing” or “written” includes any method of reproducing words or text in a legible and non-transitory form but, for the avoidance of doubt, shall not include e-mail;

(f)	references to “sterling” or “£” or “pounds” are to the lawful currency of the United Kingdom as at the date of this Agreement. References to “Euro” or “€” are to the single currency of the European Union constituted by the Treaty on European Union; and

(g)	references to times of the day are to that time in London and references to a day are to a period of 24 hours running from midnight to midnight.
1.4	Headings

Clause and paragraph headings and the table of contents are inserted for ease of reference only and shall not affect construction.
2.	PROVISION AND DURATION OF TRANSITIONAL SERVICES

2.1	The Provider shall supply or procure the supply of, and the Recipient shall pay for, the Transitional Services.

2.2	Each Transitional Service shall be provided during the relevant Transitional Period.

2.3	If during the term of this Agreement, the Recipient requires additional services from the Provider (other than the Transitional Services described in schedule 1), the Recipient and the Provider shall meet and discuss the Recipient’s requirements for such services. If the Provider agrees to provide such additional services and the Recipient and Provider agree on the cost of such additional services, the Recipient and the Provider shall amend this Agreement to incorporate an additional Term Sheet in schedule 1 that sets out all relevant details of the additional services. The terms of this Agreement shall apply to the provision and receipt of such additional services.

2.4	In addition to the Transitional Services, the Provider, in its absolute discretion and on such terms at it may determine, may from time to time share knowledge relating to the Business (including retailing best practices, ways to exploit new channels to market (e.g. print on demand) and experience with loyalty schemes) with the Recipient.

2.5	Nothing in this Agreement shall prevent the Provider from providing services of a similar nature to the Transitional Services to any other person.

3.	CO-OPERATION AND MANAGEMENT

The parties’ Service Managers shall be responsible for the parties’ respective roles and obligations, and the co-ordination of all matters, relating to the Transitional Services. All communications, documentation and materials relating to a particular Transitional Service and sent by the parties shall be sent to both parties’ Service Manager for that Transitional Service.

4.	DISPUTE RESOLUTION

4.1	In the event of any dispute, disagreement or difference of opinion arising out of this Agreement, its performance or its construction the Service Managers of the Provider and the Recipient shall use all reasonable efforts to negotiate an amicable resolution in good faith within twenty (20) Business Days of either party notifying the other of such a dispute, disagreement or difference of opinion.

4.2	If the Service Managers of the Provider and the Recipient have not met and reached a resolution or otherwise reached a resolution amicably in accordance with clause 4.1 above, then the Chief Executives of the Provider and the Recipient shall meet in order to endeavour to resolve the dispute. If, within twenty (20) Business Days of such meeting, the parties have failed to reach a settlement, the parties shall be free to seek resolution of the dispute by the courts of England and Wales in accordance with clause 23.2 of the Sale and Purchase Agreement.

5.	FEES AND OTHER COSTS

5.1	Subject to clause 5.4, in consideration for the provision of the Transitional Services, the Recipient shall pay to the Provider:
(a)	the fees and other charges, if any, set out in schedule 1 (Term Sheets); and

(b)	any additional third-party costs incurred by the Provider in connection with the provision of the Transitional Services by the Provider to the Recipient.
5.2	Unless otherwise stated, all sums referred to in this Agreement are exclusive of value added tax which shall be charged, if applicable, at the appropriate prevailing rate and shall be paid by the Recipient to the Provider.
5.3	In the event that a Transitional Service is terminated other than on the date in a month which, for the purposes of invoicing the Transitional Service, is deemed to be the start of the month (the “Invoice Date”), the fee for the last month of the Transitional Service shall be calculated and invoiced by the Provider on a pro-rata basis by reference to the number of days elapsed between the Invoice Date and the date on which the Transitional Service terminated.
5.4	The Recipient shall have a right of set-off in relation to the amounts to be paid by it under this agreement on the terms set out in clause 8.2 of the Sale and Purchase Agreement.

6.	INVOICING AND LATE PAYMENTS

6.1	The Provider will be entitled to invoice the Recipient on or after the Commencement Date for the fees payable under clause 5.1 (Fees and Other Costs). Invoices will be issued by the Provider on a monthly basis in advance for the Transitional Services that will be provided to the Recipient in the month following the date of the invoice. The Recipient will pay all invoices within twenty (20) Business Days of receipt.

6.2	All payments made under this Agreement shall be so made without set-off, deduction or withholding save as required by law.

6.3	If any party which is required to pay any sum under this Agreement fails to pay any sum payable by it under this Agreement on the due date for payment (the “Defaulting Party”), it shall pay interest on such sum for the period from and including the due date up to the date of actual payment (after as well as before judgement) in accordance with clauses 6.4 and 6.5.

6.4	The Defaulting Party shall pay interest at the annual rate which is the aggregate of 2% per annum and the base rate from time to time of National Westminster Bank Plc.

6.5	Interest under this clause 6 shall accrue on the basis of the actual number of days elapsed and a 365-day year and shall be paid by the Defaulting Party on demand. Unpaid interest shall compound monthly.

7.	OTHER OBLIGATIONS

7.1	Each party undertakes to the other that it will not alter, corrupt or damage in any way nor extract or add to in any unauthorised manner any data belonging to another and held on any computer or other system used for the purposes of supplying or receiving the Transitional Services.

7.2	The Provider will provide the Transitional Services with reasonable skill and care.

7.3	The Recipient shall only use the Transitional Services in relation to the Business9 including where a store or any other retail channel undergoes a change in name from “Borders” to “Books Etc”, or vice versa.

7.4	The Recipient shall be responsible for project managing the orderly transfer of responsibility for the Transitional Services at the end of the Transitional Period.

8.	LIMITATION OF LIABILITY

8.1	This clause 8 prevails over all other clauses and schedules in this Agreement and sets forth the entire liability of the parties, and their sole and exclusive remedies in respect of:
(a)	the performance, non-performance, purported performance or delay in performance of this Agreement; or

(b)	otherwise in relation to this Agreement or the entering into or performance of this Agreement.
8.2	Nothing in this Agreement shall exclude or limit either party’s Liability (i) for the tort of deceit; (ii) for death or personal injury caused by its Breach of Duty; (iii) for any breach of the obligations implied by s.12 Sale of Goods Act 1979 or s.2 Supply of Goods and Services Act 1982; or (iv) for any other Liability which cannot be excluded or limited by applicable law.

8.3	Save as provided in clause 8.2 above, neither party shall have Liability to the other for (i) loss of revenue; (ii) loss of actual or anticipated profits; (iii) loss of contracts; (iv) loss of the use of money; (v) loss of business; (vi) loss of opportunity; (vii) loss of goodwill; (viii) loss of reputation; or (ix) any indirect or consequential loss, and such Liability is excluded whether it is foreseeable, known, foreseen or otherwise.

8.4	Subject to clause 8.2 above, the total aggregate Liability of either party in connection with the provision of, failure to provide, or delay in providing, a Transitional Service including, for the avoidance of doubt, where the liability arises as a result of the provision, failure to provide, or delay in providing a Transitional Service by a sub-contractor of the Provider (as described in clause 8.5) shall not exceed the aggregate amounts payable in respect of the relevant Transitional Service. The limitation of Liability under this clause 8.4 has effect in relation both to any Liability expressly provided for under this Agreement and to any Liability arising by reason of the invalidity or unenforceability of any term of this Agreement. This clause 8.4 shall not apply to the Recipient’s liability to pay the charges pursuant to clause 5.1 (Fees and Other Costs).

8.5	The parties acknowledge that certain Transitional Services will be provided by sub-contractors of the Provider under existing contracts between the Provider and such sub-contractors.

8.6	Notwithstanding clause 14.1 below, in the event that the Recipient fails to notify the Provider of a breach of this Agreement within five (5) Business Days of becoming aware of the same, the Recipient shall be deemed to have waived such losses arising from the breach which arose prior to the date on which the Provider was notified.

9.	CONFIDENTIALITY

9.1	Each party shall treat as strictly confidential and will not disclose any information received or obtained by it or its officers, employees, agents or advisers as a result of entering into or performing this Agreement which relates to:
(a)	the provisions of this Agreement, or any document or Agreement entered into pursuant to this Agreement;

(b)	the negotiations leading up to or relating to this Agreement; or

(c)	the other party
(together “Confidential Information”),

provided that these restrictions shall not apply to any disclosure of information if and to the extent the disclosure is:
(i)	required by the law of any jurisdiction;

(ii)	required by any applicable securities exchange, supervisory or regulatory or governmental body to which the relevant party is subject or submits, wherever situated, whether or not the requirement for disclosure has the force of law;

(iii)	made to the relevant party’s professional advisers, auditors or bankers or the professional advisers, auditors or bankers of any other member of the relevant party’s group of companies; or

(iv)	of information that has already come into the public domain through no fault of the relevant party or any other member of that party’s group of companies.
9.2	Upon termination or expiry of this Agreement (for whatever reason), each party shall return all Confidential Information of the other party within its possession, custody or control.

10.	ASSIGNMENT AND SUB-CONTRACTING

10.1	Subject to clause 10.2 (below), the rights, benefits and obligations of the parties under this Agreement shall not be assigned, transferred or otherwise disposed of in whole or in part without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

10.2	The Provider may sub-contract to a third party to supply the Transitional Services provided that, subject to clauses 8.3 and 8.4 above, the Provider remains responsible to the Recipient for its obligations under this Agreement.

11.	FORCE MAJEURE

The party affected shall be excused performance of its obligations under or pursuant to this Agreement if, and to the extent that, performance of such obligations is delayed, hindered or prevented by acts, events, non-happenings, omissions or accidents (including, without limitation, acts of God, war, hostilities, riot, fire, explosion, accident, flood, sabotage, lack of adequate fuel, power, raw materials, containers, transportation or labour, strike, lock-out or injunction (provided that neither party shall be required to settle a labour dispute against its own best judgement), changes to governmental laws, regulations or orders) which affect the performance of this Agreement and which in each case are beyond the reasonable control of the party affected.

12.	TERM & TERMINATION

12.1	This Agreement shall commence on the Commencement Date and, subject to clauses 12.2, and 12.6 below, shall remain in full force and effect until twelve (12) months from Completion or, if earlier, the date on which all Transitional Services have been terminated. The Recipient shall be entitled to terminate each Transitional Service on the notice period, if any, set out in the relevant Term Sheet, and upon such termination the fees relating to that Transitional Service shall cease, and an appropriate adjustment to the amount payable shall be credited to the Recipient.

12.2	Either party may terminate this Agreement forthwith by written notice to the other in the event that the other party: becomes insolvent; has a liquidator, administrator, administrative receiver or receiver appointed in respect of the whole or any part of its assets; has an order or resolution made or passed for winding-up; enters into a composition generally with its creditors; takes any equivalent action, or any equivalent action occurs in any other jurisdiction; or shall cease to carry on business.

12.3	The Provider may terminate this Agreement immediately at any time by written notice to the Recipient if:
(a)	either of the parties constituting the Recipient commits a material breach of this Agreement (including any breach of its payment obligations under this Agreement) which is not remediable, or if remediable, it has failed to remedy within thirty (30) days of receiving written notice requiring it to do so;

(b)	the Purchaser fails to pay any of the Deferred Consideration properly due under the the Share Purchase Agreement within thirty (30) days of the due date for payment; or

(c)	any of the Intra Group Guarantees are enforced against any member of the Seller’s Group.
12.4	The right to terminate this Agreement contained in this clause 12 and the exercise of it shall not prejudice any other right or remedy of either party in respect of any breaches of this Agreement.
12.5	Termination or expiry of this Agreement (for whatever reason) shall be without prejudice to the respective rights and liabilities of each of the parties accrued prior to such termination or expiry.
12.6	All rights and obligations of the parties shall cease to have effect immediately upon termination or expiry of this Agreement save that:
(a)	clauses which are expressed to survive its termination or expiry, or which, from their nature or context, it is contemplated that they are to survive termination or expiry; and

(b)	any provision of this Agreement necessary for its interpretation or enforcement, shall continue in force following termination or expiry of this Agreement (for whatever reason).
12.7	Where this Agreement is terminated in accordance with clause 12.1 the Provider will arrange for all Customer Data to be transferred to the Recipient on the date of termination. The Recipient agrees that it will take such steps as are necessary to ensure that the transfer to and processing by the Recipient of the Customer Data, will comply with applicable data protection law.
13.	NOTICES
13.1	Any notice, demand or other communication (“Notice”) to be given by any party under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the party giving it. Any Notice shall be served by sending it by fax to the number set out in clause 13.2, or delivering it by hand to the address set out in clause 13.2 and in each case marked for the attention of the relevant party set out in clause 13.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 13). Any Notice so served by fax or hand shall be deemed to have been duly given or made as follows:
(a)	if sent by fax, at the time of transmission; or

(b)	in the case of delivery by hand, when delivered;
provided that in each case where delivery by fax or by hand occurs after 6pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.

References to time in this clause are to local time in the country of the addressee.

13.2	The addresses and fax numbers of the parties for the purpose of clause 13.1 are as follows:
(a)	Provider

Address:	100 Phoenix Drive Ann Arbor MI 48108, USA

Fax:	+1 734 477 1370

For the attention of:	General Counsel
(b)	Recipient

Address:	120 Charing Cross Road London WC2H 0JR

Fax:	020 7831 5099

For the attention of:	Mark Farrer-Brown/Bobby Hashemi
13.3	A party may notify the other party to this Agreement of a change to its name, relevant addressee, address or fax number for the purposes of this clause 13, provided that, such notice shall only be effective on:
(a)	the date specified in the notification as the date on which the change is to take place; or

(b)	if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.
13.4	In proving service is shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon or that the facsimile transmission was made and a facsimile confirmation report was received, as the case may be.
14.	VARIATION, WAIVER AND CONSENT
14.1	No variation (or waiver of any provision or condition of this Agreement) shall be effective unless it is in writing and signed by or on behalf of each of the parties (or, in the case of a waiver, by or on behalf of the party waiving compliance).
14.2	Unless expressly agreed, no variation or waiver of any provision or condition of this Agreement shall constitute a general variation or waiver of any provision or condition of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation or waiver, and the rights and obligations of the parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied or waived.
14.3	Any consent granted under this Agreement shall be effective only if given in writing and signed by the consenting party and then only in the instance and for the purpose for which it was given.
15.	RIGHTS AND REMEDIES CUMULATIVE
15.1	No failure or delay by either party in exercising any right or remedy provided by law or under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time. No single or partial exercise of any right or remedy by either party shall preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.
15.2	The rights, powers and remedies provided by this Agreement are cumulative and are in addition to any rights, powers and remedies provided by law.

16.	ENTIRE AGREEMENT

16.1	This Agreement constitutes the entire agreement between the parties relating to the subject-matter covered and supersedes any previous agreements, arrangements, undertakings or proposals, written or oral, between the parties in relation to such matters.

16.2	No statement, representation, warranty, undertaking or promise will be taken to have been given or implied from anything said or written in negotiations or otherwise between the parties prior to the date of this Agreement except as expressly stated in this Agreement.

16.3	Save for fraudulent misrepresentations, the parties confirm that in entering into this Agreement, they do not rely on and will have no remedy in relation to, any statement, representation, warranty, undertaking or promise (whether negligently or innocently made) of any person other than as expressly set out in this Agreement.

17.	THIRD PARTY RIGHTS

The parties do not intend that any term of this Agreement shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Agreement.

18.	SEVERABILITY

If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable in any respect under the law of any jurisdiction, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision(s) by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

19.	CURRENCY CONVERSION

For the purpose of converting amounts specified in one currency into another currency where required, the rate of exchange to be used in converting balance sheet amounts specified in one currency into another currency shall be the New York closing rate for exchanges between those currencies quoted in the Wall Street Journal for the nearest Business Day for which that rate is so quoted prior to the date of the conversion. Income statement amounts will be converted by using the daily average New York closing rates for exchanges between those currencies quoted in the Wall Street Journal for the period in which the relevant expense or income applies.

20.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts and each such counterpart shall constitute an original of this Agreement but all of which together constitute one and the same instrument. This Agreement shall not be effective until each party has executed at least one counterpart.

21.	NO PARTNERSHIP

The parties are each independent contractors and nothing contained in this Agreement shall create or be construed as creating any partnership, joint venture or similar relationship between them and/or any other person nor authorising any such party to make any statements or enter into any agreement on behalf of any other party, except as expressly set out in this Agreement.

22.	LIABILITY

The obligations of each of the parties constituting the Recipient the under this agreement are joint and several. If any liability of one but not both of the parties constituting the Recipient is, or becomes, illegal, invalid or unenforceable in any respect, that shall not affect or impair the liabilities of the other party constituting the Recipient under this agreement.

23.	GOVERNING LAW AND JURISDICTION

23.1	The construction, validity and performance of this Agreement shall be governed by the laws of England and Wales.

23.2	Subject to clause 4 (Dispute Resolution) above, the parties to this Agreement irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction over any claim or matter arising under or in connection with this Agreement and that accordingly any proceedings in respect of any such claim or matter may be brought in such court. Governing language
The parties have shown their acceptance of the terms of this Agreement by executing it at the end of the schedules.

SCHEDULE 1
TERM SHEETS
A — Financial Reporting

A.1. Description	Procuring financial reporting for Borders stores — see below for more detailed description

A.2. Location	Borders US

A.3. Service Manager	Anthony Grant

A.4. Fees/Charges	$140,000/year

A.5. Exceptions	N/A

A.6 Termination Notice	Not less than 3 and not more than 6 months written notice
Department: International Finance
Department description: Financial Reporting

Item	Classification	Re/(O)ccurrence	Item comments
Daily Flash Sales	Reporting	D	Net sales daily reporting by store

Maintain FX Rates in Lawson/EAP	Task	D	Enter FX rates into Lawson

Email Collection	Reporting	D

Paperchase Sales	Reporting	W

Fun Learning Sales	Task	W	Download fun learning sales by category

Weekly Transactions	Task	W	Download weekly transactions by store for UK & IRE

Category Sales	Reporting	W	Net sales by category

Transaction/Units Summary	Reporting	W	Includes transaction and units counts; Gross Margin, Discounts, Net Margin per Trans and Unit

Clearance (Red Dot) Results	Reporting	W	During the Clearance (Red Dot) Sales Timing

Series Code (Promotional) Discounts	Reporting	W	Sales and units sold by series code

Coupon Discounts	Reporting	W

Item	Classification	Re/(O)ccurrence	Item comments
Gift Card Sales	Reporting	M

Corporate Sales	Reporting	M

AP165 Reprint	Reporting	M

ACME Returns	Reporting	M

Periodical Sales/Margin	Reporting	M	by UPC

Missed Returns

Month End Journal Entries	Task	M	Datacomm, legal expenses, Interest, taxes, error suspense, shrink, markdowns, etc

VAT Reporting	Reporting	M

Forecasting	Task	M/Q	Each markets send P&L submissions to be loaded into EAP system

Over/Short Report	Task	M	Send over/short amounts to LP team in UK

Provide Final P&L Statements	Reporting	M	Send over final P&L statements after all journal entries are booked

Store Contribution Reporting	Reporting	M	Store level P&L’s for Month and YTD

Account Reconciliations	Task	M	Various accounts, are completed in the US

Magazine Subscriptions	Reporting	W

Corporate Customer Sales Reporting	Reporting	W

Weekly Discount Reconciliation Reporting	Reporting	W

DVD and Music Promotional Campaign reporting	Reporting	W

Accounts Payable Lag Reporting	Reporting	M

B — Statutory Accounts Reporting

B.1. Description	Procuring statutory reporting for Borders and Books etc - see below for more detailed description

B.2. Location	Borders US

B.3. Service Manager	Anthony Grant

B.4. Fees/Charges	$17,500/year

B.5. Exceptions	N/A

B.6 Termination Notice	Not less than 3 and not more than 6 months written notice
Department: International Finance
Department description: Statutory Accounts Reporting

Item	Classification	Re/(O)ccurrence	Item comments
Provide Lawson TB’s for all UK companies and Ireland	Task	Annual

Provide letter of support, letter of representation and intercompany confirmations	Task	Annual

Coordinate EY requests from work performed by IFD	Task

Provide supporting documents for accounts managed by IFD	Task

C — Property Accounting

C.1. Description	Responsible for Asset Management for Borders stores- see below for more detailed description

C.2. Location	Borders US

C.3. Service Manager	Anthony Grant

C.4. Fees/Charges	$35,000/year

C.5. Exceptions	N/A

C.6 Termination Notice	Not less than 3 and not more than 6 months written notice
Department: Property Accounting
Department description: Responsible for Asset Management system, including Capital spending, depreciation and asset write-offs

Item	Classification	Re/(O)ccurrence	Item comments
Yearly budgeting of cap-ex and depreciation expense	Task	Y	Cap-ex submissions from local office, all planning at H.O.

Monthly forecast updates	Task	M	Monthly reforecast depreciation expense and cap-ex, submit into EAP

Capital Spending administration	Task	Ongoing	Responsible for creation and approval, as well as subsequent tracking of CERs

Tracking of Capital Projects	Task	Ongoing

Fixed asset accounting	Task	M	Record all depreciation and asset-related activity

Monthly Fixed Asset Reporting	Reporting	M	Monthly variance to forecast explanations, Asset Registers

Cap-ex reporting	Reporting	M	1) Approved vs. Invoiced

Cap-ex reporting	Reporting	M	2) Project activity reporting

Cap-ex reporting	Reporting	M	3) New Store Cap-Ex

GL Account Recs	Task	M	All fixed asset accounts

D — Accounts Payable (A/P)

D.1. Description	Accounts Payable and Accounts Receivable for Borders stores— see below for more detailed description

D.2. Location	Borders US

D.3. Service Manager	Anthony Grant

D.4. Fees/Charges	$245,000/year

D.5. Exceptions	N/A

Department:	Accounts Payable

Department description:	Accounts Payable and Accounts Receivable

Item	Classification	Re/(O)ccurrence	Item comments
EDI and Paper drop ship merchandise invoice processing	Task	Ongoing

Expense invoice processing	Task	Ongoing	10% done by IFD

Warehouse receipt merchandise invoice matching	Task	Ongoing

Vendor service representatives	Task	Ongoing	Primary contact is IFD

Vendor account reconciliations	Task	Ongoing

Vendor set-up	Task	Ongoing	Includes completion of vendor credit applications

Debit balance recovery	Task	Ongoing	Substantial leveraging of UK resources

AP Audit functions	Task	Ongoing	Includes but not limited to duplicate payment recovery and 3rd party audit recoveries

Trade check runs	Task	M/W	Check runs are run and signed off by IFD

Expense check runs	Task	M/W	UK controlled

Wire transfers	Task	Ongoing

Year-end audit	Task	Y	Support for auditor requests

Item	Classification	Re/(O)ccurrence	Item comments
General Ledger Balance Sheet Account Reconciliations	Task	M	All payables accounting

Reserves Analysis	Reporting	M	All payables accounting

Aged Accrual Analysis	Reporting	M	All payables accounting

Average Days to Pay	Reporting	M

Non Top Vendor Activity	Reporting	M

Status of Reconciliations for Top Vendors	Reporting	M

Accounts Payable Ratio Reporting	Reporting	M

Vendor Debit Balance Reporting	Reporting	M

Claims on Invoices Trend Reporting	Reporting	M

AP165 — drop ship merchandise invoices reporting to stores	Reporting	M

E — Bank Reconciliation

E.1. Description	Bank Reconciliations for Borders stores— see below for more detailed description

E.2. Location	Borders US

E.3. Service Manager	Anthony Grant

E.4. Fees/Charges	$21,000/year

E.5. Exceptions	N/A

E.6 Termination Notice	Not less than 3 and not more than 6 months written notice

Department:	Bank Reconciliation

Department description:	Responsible for Reconciliation of all bank/disbursement accounts

Item	Classification	Re/(O)ccurrence	Item comments
General Ledger Balance Sheet Account Reconciliations	Task	M	All Cash and Disbursement Accounts

F — Treasury

F.1. Description	Treasury — see below for more detailed description— see below for more detailed description

F.2. Location	Borders US

F.3. Service Manager	Anthony Grant

F.4. Fees/Charges	$35,000/year

F.5. Exceptions	N/A

F.6 Termination Notice	Not less than 3 and not more than 6 months written notice

Department: Treasury

Department description:

Item	Classification	Re/(O)ccurrence	Item comments
Cash Management	Task	Ongoing	Includes forecasting, funding, borrowing, overdraft facility maintenance

Month-end close for bank/cash accounts	Accounting	Monthly	ID all cash activity (cash, wires, checks etc) and tie to specific General Ledger code. Monthly upload to Lawson General Ledger of all activity.

Foreign currency transactions for year end hedging	Task	Yearly

Credit card management	Accounting, Task, Reporting	Ongoing	Setting up and managing relationship with credit card companies, monthly entry of credit card fees, planning for credit card fees, reporting on credit card fees.

Bank relationships	Task	Ongoing	Set-up and management of bank relationships, monthly entry of bank fees, planning for bank fees.

Interest	Accounting	Ongoing	Monthly entry of interest, monthly reconciliations, forecasting and planning

Wire Transfer Activity	Task	Ongoing	Activation of approved wire transfers.

G — Lease Accounting

G.1. Description	Lease Accounting for Borders and Books etc — see below for more detailed description

G.2. Location	Borders US

G.3. Service Manager	Anthony Grant

G.4. Fees/Charges	$8,750/year

G.5. Exceptions	N/A

G.6 Termination Notice	Not less than 3 and not more than 6 months written notice

Department:	Lease Accounting

Department description:

Item	Classification	Re/(O)ccurrence	Item comments
Straight Line Rent Accounting	Accounting	On-going	Includes: initial calculation, maintenance, journal entries, monthly forecasting, yearly planning, and General Ledger reconciliations of Straight Line Balance Sheet accounts

H — Merchandise Reporting

H.1. Description	Merchandise Reporting for Borders stores — see below for more detailed description

H.2. Location	Borders US

H.3. Service Manager	Anthony Grant

H.4. Fees/Charges	$70,000/year

H.5. Exceptions	N/A

Department:	International Finance

Department description:	Reporting on Merchandise Category Performance

Item	Classification	Re/(O)ccurrence	Item comments
Weekly Subject Range Report	Reporting	W	Weekly sales, store inventory, purchase, pending order, on order, store returns, and vendor return by subject breaks

Open to Buy	Reporting	W	Units on Order (DC and Drop ship) by PO types — Actual vs. Target by buyers

Not Yet Published	Reporting	W	Order of Not Yet Publish Titles by Product line by month

In Stock	Reporting	W	Weekly Top Title sales by subject break 100 and In Stock percentage

Top Titles	Reporting	W	Weekly Top 10 sales by product lines comparison TY vs. LY

Bargain Scorecard	Reporting	W	Bargain Sales, Shipments, Inventory by Store

Calendar Scorecard	Reporting	W	While Calendars are in Stock (Oct-Jan)

Weekly Kids Sales	Reporting	W	Kids Subject Code Sales by Store

US Binc Sales for UK	Reporting	M	Unit sales by store for US Binc

Vendor Scorecard	Reporting	M	Sales, Purchase, Return, Refused Return, and inventory by vendor level

Inventory Aging by Category	Reporting	M	Aging Inventory bucket by category by store

Item	Classification	Re/(O)ccurrence	Item comments
Bargain Report	Reporting	W	Bargain Sales, Rolling 5 weeks Sales, Inventory by store

Stock Aging	Reporting	M	Aging of Returnable and Non Returnable Stock by Category/Product line

Stock Reserves	Accounting	M	Reserve Calculations and Accounting Entries for Aged Non Returnable Stock

Deadwood Returns	Reporting	M — as needed	Manual Process

RPLs	Reporting	M — as needed	System Process

Buyer Action Plan	Reporting	M	Sales, Margin, Inventory, Week of Supply, Stockturn, Purchase and Vendor Claims by Buyers

Location Range Report	Reporting	M	Sales, Inventory, and On Order by Location by Store

Out of Stock	Reporting	M	Out of Stock reporting by store by country

I — Margin Accounting and Reporting

I.1. Description	Margin Accounting and Reporting for Borders stores - see below for more detailed description

I.2. Location	Borders US

I.3. Service Manager	Anthony Grant

I.4. Fees/Charges	$70,000/year

I.5. Exceptions	N/A

Department:	International Finance

Department description:	Margin Accounting and Reporting

Item	Classification	Re/(O)ccurrence	Item comments
Preliminary Period Margin Statements	Reporting	W	Actual Sales vs. Forecast vs. Plan Analysis

Final Period Margin Statements	Reporting	M	Final reporting of sales, cost, and margin and comparison to forecast

Period Cost of Sales	Accounting	M	Calculate cost of sales for accounting posting

Period Sales Adjustments	Accounting	M	Sales Audit posting

Vendor Code Sales Mix	Reporting	M	Sales mix by vendors for the last 6 months with their average margin rate

Period Margin by Vendor Code	Reporting	M	Avg 6 months period margin sales mix by vendors

Country Mix - Purchases and Sales	Reporting	M	Sales and Shipment Mix by country by product line

New Store Discount Summary	Reporting	NYO only

Periodicals	Reporting	M	Mill & Boon, US Periodical, Local Periodical, and Subscription Sales reporting by stores

J — Inventory Accounting and Control

J.1. Description	Inventory Accounting and Control for Borders stores - see below for more detailed description

J.2. Location	Borders US

J.3. Service Manager	Anthony Grant

J.4. Fees/Charges	$70,000/year

J.5. Exceptions	N/A

Department:	Inventory Control

Department description:	Inventory reconciliation of on hand systems to financial systems and inventory reporting

Item	Classification	Re/(O)ccurrence	Item comments
Inventory at Retail	Reporting	W	Classified by Total Stores, FTC, RC

Warehouse Inventory Summary	Reporting	W	Warehouse system weekly processing flow with perpetual inventory balances.

Warehouse Overstock Aging and Fill Rates	Reporting	W	Warehouse system inventory aging with weekly shipping fill rates.

Return Center Summary and Claim Aging	Reporting	W	Return Center system weekly inventory flow, on hand balances, with aged vendor returns claims.

Warehouse Receipts and Shipments	Reporting	W	Warehouse system weekly summary processing. Details are provided upon request.

Warehouse Reconciliations	Accounting	Q	Reconcile to General Ledger

Physical Inventory	Accounting	Per StockTake Schedule	Includes pre-work, stock takes, post work, reconciliations, and results reporting by store and category

Shrink Liabilities	Accounting	M	Monthly Accruals, Record Results

Inventory Entries	Accounting	M

K — Tax

K.1. Description	Tax Reporting and Filing for Borders and Books etc — - see below for more detailed description

K.2. Location	Borders US

K.3. Service Manager	Anthony Grant

K.4. Fees/Charges	$52,500/year

K.5. Exceptions	N/A

K.6 Termination Notice	Not less than 3 and not more than 6 months written notice

*	Tax is fully dependent on transaction data support from the UK team.

Department:	Tax

Department
description:	Tax Returns

Item	Classification	Re/(O)ccurrence	Item comments
Provide all information necessary for the submission of tax returns		Annual

Provide VAT reporting	Report	Periodic

Support Statutory Account Tax Calculations	Accounting	Annual

Provide tax depreciation reporting	Report	Annual

L — IT

L.1. Description	Information Technology Support for Borders stores — see below for more detailed description

L.2. Location	Borders US

L.3. Service Manager	Anthony Grant

L.4. Fees/Charges	$1,750,000 — Less Borders Shared Costs of Migration = $1,088,000/year

L.5. Exceptions	N/A

Department:	IT

Department description:	Support for all Borders proprietary systems, as well as other Borders integrated systems for merchandising, distribution, stores, and financials.

Item	Classification	Re/(O)ccurrence	Item comments
Transitional Support			Tasks provided during the term of the TSA

Provide BGIA (central stock, supplier and purchase order management) system functionality and support	Task	On-going	Provides data on on-hand inventory as well as inventory transfer data

Provide BGIB (distribution management, inventory control and subsidiary financial) system functionality and support	Task	On-going	Performs AP invoice matching as well.

Provide CMA (core back-list titles as well as EPOS daily data poll) system functionality and support	Task	On-going

Provide IMA (in-store inventory management - goods receipt and returns) system functionality and support	Task	On-going

Provide IT outage alerts	Task	As needed

Item	Classification	Re/(O)ccurrence	Item comments
Provide Lawson (general ledger, asset management, accounts payable) system functionality and support	Task	On-going

Provide Data Warehouse (business intelligence, the central location for most business data) functionality and support	Task	On-going

Provide DW Portal (web application to access sales, transactions, and discounting from POS) system functionality and support	Task	On-going

Provide store detail file transfers (daily FTP of key financial metrics) functionality and support	Task	On-going

Provide Outlooksoft/EAP systems functionality and support	Task	On-going	Maintain the query tool for Lawson G/L

3rd level helpdesk support	Task	As needed	For all IT issues that cannot be resolved via the UK IT group.

Data back-ups and storage	Task	On-going

TOTAL TRANSITIONAL
SUPPORT	$385,000.00

Data Migration/IT Transition to UK Ownership			Project management and task work to migrate data and hardware to UK ownership

Project coordination/management	Task	On-going	IT point of contact for coordination of transition to new owner to work with UK team

Develop process for transition of SCM (product in the pipeline) to UK ownership	Task	On-going	Co-manage the plan to transition the SCM with a system implementation to ensure limited disruption to the flow of products

Item	Classification	Re/(O)ccurrence	Item comments
Provide final inventory data to UK ownership	Task	One time

Provide final title file assortment data to new ownership	Task	One time

Provide one-time historical sales/inventory data in the required format	Task	One time

Update Outlooksoft dimensions	Task	One time

TOTAL MIGRATION AND TRANSITION COSTS	$702,875.00

TOTAL IT COSTS	$1,087,875.00

M — Merchandising

M.1. Description	Book and Non-Book Buying for Borders stores — see below for more detailed description

M.2. Location	Borders US

M.3. Service Manager	Anthony Grant

M.4. Fees/Charges	$105,000/year

M.5. Exceptions	N/A

M.6 Termination Notice	Not less than 3 and not more than 6 months written notice

Department:	Merchandising

Department description:	Book and Non-Book Buying

Item	Classification	Re/(O)ccurrence	Item comments
Bargain buying, allocation & replenishment	Task	On-going

Weekly “big-buy” conference calls for information sharing purposes for Bargain, Calendars, Multi-media, Trade	Task & Reporting	W	Other information sharing activities to be negotiated.

Merch Ops — Vendor Management — Weekly reporting	Reporting	W	By store listing of total OH, OO, NYP title and unit counts, retail value

N — Merchandise Operations

N.1. Description	Product Data and Analysis Support for Borders stores — see below for more detailed description

N.2. Location	Borders US

N.3. Service Manager	Anthony Grant

N.4. Fees/Charges	$70,000/year

N.5. Exceptions	N/A

Department:	Merchandising Operations

Department description:	Title file, vendor management, Point Of Sale promotions, store planning, merchandise planning

Item	Classification	Re/(O)ccurrence	Item comments
New store planning/store space and layout planning		Ongoing

Title File Department:

Complete listing of all US titles on BGIA	Reporting	Weekly

Complete listing of all non-US titles on BGIA	Reporting	Weekly

Sales and OH info for all BINCs	Reporting	Weekly

Bowker data — master title file by country	Reporting	Monthly

Title File Updates	Task	Weekly	Weekly set of macros that cleanse title file data to conform to BGI standards

Title File Updates	Task	Ongoing	Manual maintenance based on vendor or in-country requests

Title File Updates	Task	Ongoing	Semi-manual process for mass updates, required by in-country

Titles changing to OP	Reporting	Monthly	Reporting on titles changing to out of print status

Paperchase maintenance			Performed by the Paperchase(US) department

Item	Classification	Re/(O)ccurrence	Item comments
Marketing: POS Promotions

Promotional set-up — CMA	Task	Ongoing	Set-up all non BGIA promotions in CMA to be sent down to store POS system

Promotional set-up — BGIA	Task	Ongoing	This department provides support for any changes that need to be made to these promotions

Bar-code creation	Task	Ongoing	Create all barcodes needed for promotions

Training and Consultation for promotion creation	Task	Ongoing

Merch Planning:

Reporting:		Weekly	Top 200 items(sales), all stores, by country by product line

		Weekly	Top items(sales), by country, by product line, by binc, by store

		Weekly	Same as above, excluding items with series codes (on promotions) UK only

		Weekly	Same as above, but with one report for high street stores, one for retail parks UK only

		Weekly	Sales, On Hands, TY/LY, Turn, Discounts, for Paperchase and Gifts/Stationary category

O — Transportation

O.1. Description	Logistics/Shipping for Borders stores — see below for more detailed description

O.2. Location	Borders US

O.3. Service Manager	Anthony Grant

O.4. Fees/Charges	$21,000/year

O.5. Exceptions	N/A

Department:	Transportation

Department description:	Shipping and logistics

Item	Classification	Re/(O)ccurrence	Item comments
Ship and ensure any Borders US bought bargain category is shipped to UK docks at Purchasers expense	Task	On-going	Once shipments clear customs, Purchaser will be responsible.

Freight and Distribution Center Reporting	Reporting	On-going	Weekly, monthly reporting including Costs Per Unit, Output (units) Per Hour, Distribution Financials, and Freight Operating Review Meetings

Freight and DC Planning	Task	Yearly	Planning at the detail Output Per Hour/ Costs Per Unit Distribution and Freight Financials

P — Communications

P.1. Description	Store/field communications for Borders and Books etc — see below for more detailed description

P.2. Location	Borders US

P.3. Service Manager	Anthony Grant

P.4. Fees/Charges	$11,375/year

P.5. Exceptions	N/A

P.6 Termination Notice	Not less than 3 and not more than 6 months written notice

Department:	Communications

Department description:	Store and store manager communications

Item	Classification	Re/(O)ccurrence	Item comments
Store communications - e-mail box, news/marketing bulletins (promotions) and e-info updates.	Task	On-going

E-mail communications for Books Etc.	Task	Daily

Store manager specific communications	Task	Bi-weekly

URL set-up on proxy server (link created on e-info)	Task	As needed

Q — Store Operations

Q.1. Description	Store Operational Support for Borders stores — see below for more detailed description

Q.2. Location	Borders US

Q.3. Service Manager	Anthony Grant

Q.4. Fees/Charges	$35,000/year

Q.5. Exceptions	N/A

Department:	Store Operations
Department
description:

Item	Classification	Re/(O)ccurrence	Item comments
Provide store operational support from US.	Task	On-going

New store set-up in legacy systems	Task	On-going

R — Management

R.1. Description	Management of Support Services- see below for more detailed description

R.2. Location	Borders US

R.3. Service Manager	Anthony Grant

R.4. Fees/Charges	$105,000/year

R.5. Exceptions	N/A

Departments:	Finance, Tax, Merchandising

Department description:	Management Oversight of Support Services

Item	Classification	Re/(O)ccurrence	Item comments
Direction and leadership for support services employees	Task	Daily

Review of support services employee work	Task	Daily

SIGNED by duly authorised for and on behalf of BORDERS INTERNATIONAL SERVICES, INC.	) ) ) /s/ Edward W. Wilhelm )

SIGNED by duly authorised for and on behalf of BORDERS (UK) LIMITED	) ) /s/ Luke Johnson )

SIGNED by duly authorised for and on behalf of BORDERS BOOKS IRELAND LIMITED	) ) /s/ Luke Johnson )